United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2005

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 21, 2005, DayStar Technologies, Inc. (the “Company”) announced that it will redeem its outstanding Class A public warrants to purchase common stock (the “Warrants”) on August 9, 2005. The Warrants have an exercise price of $6.00 per share and are subject to redemption pursuant to their terms at the redemption price of $0.25 per warrant. Any holder of a Warrant must exercise the Warrant by 5:00 P.M. PDT on August 8, 2005 (the “Exercise Deadline”). Unless the Exercise Deadline is extended, Warrants not properly exercised by the Exercise Deadline will be redeemed by the Company. Payment of the redemption price will be made by the Company promptly upon presentation and surrender of the certificates representing the Warrants. Outstanding Warrants not exercised by the Exercise Deadline or submitted for redemption by August 8, 2006, will be worthless.

The Company’s press release announcing the Company’s proposed redemption of the Warrants is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of DayStar Technologies, Inc. dated June 21, 2005 Entitled “DayStar Technologies Announces Redemption of Class A Public Warrants”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ STEPHEN A. AANDERUD
Stephen A. Aanderud
Chief Financial Officer

Dated: June 27, 2005